Exhibit 10.2

ECP Environmental Growth Opportunities Corp.

40 Beechwood Road

Summit, New Jersey 07901

July 18, 2021

Goldman Sachs Asset Management

200 West Street, 3rd Floor

New York, NY 10282

Attention: Kyri Loupis

Re: Forward Purchase Agreement – Side Letter

Reference is made to that certain Forward Purchase Agreement, dated as of January 24, 2021, by and among ECP Environmental Growth Opportunities Corp., a Delaware corporation (the “Company”), ENNV Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Goldman Sachs Asset Management, L.P., in its capacity as investment adviser on behalf of its clients (the “Purchaser” and, together with the Company and the Sponsor, each a “Party” and, collectively, the “Parties”), as amended by that certain First Amendment to Forward Purchase Agreement, dated as of January 31, 2021, by and among the Parties (as so amended, the “Forward Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Forward Purchase Agreement.

In accordance with Section 4(c)(iv) of the Forward Purchase Agreement, the Company has provided written notice to the Purchaser of the Company’s bona fide intention to enter into a definitive agreement with Fast Radius, Inc. (“Fast Radius”), a Delaware corporation, relating to a Business Combination between the Company and Fast Radius (the “FR Business Combination”) and has provided the Purchaser with applicable materials and information in connection with the proposed FR Business Combination.

This letter (this “Letter Agreement”) supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof solely with respect to the FR Business Combination, and for the avoidance of doubt, does not apply to any other Business Combination that the Company may pursue should it not consummate the FR Business Combination.

1. Terms of Agreement.

(a) In accordance with Section 4(c)(iv) of the Forward Purchase Agreement (but for the avoidance of doubt without amending, waiving or otherwise limiting the last sentence of Section 3(c)(iv) of the Forward Purchase Agreement), the Purchaser, in its capacity as a party to the Forward Purchase Agreement, hereby irrevocably consents to its commitment to purchase twenty-five million dollars ($25,000,000) of Forward Purchase Units in connection with the FR Business Combination, and the Company hereby agrees to issue and sell such Forward Purchase Units to the Purchaser, at a price of $10.00 per Forward Purchase Unit substantially concurrently with the closing of the FR Business Combination. The Parties agree that the Purchaser shall not be required to deliver the Purchase Price until immediately after the Forward Purchase Units have been issued by the Company to the Purchaser in accordance with the terms of the Forward Purchase Agreement.

(b) Pursuant to Section 7(f) of the Forward Purchase Agreement, each of the Company and the Sponsor hereby waives the Purchaser’s obligation to forfeit Purchaser Shares under the circumstances contemplated by the last sentence of Section 2(c) of the Forward Purchase Agreement in connection with, and conditioned upon, the closing of the FR Business Combination.  For the avoidance of doubt, if the closing of the FR Business Combination does not occur, the Purchaser shall not be required to forfeit Purchaser Shares under the circumstances contemplated by the last sentence of Section 2(c) of the Forward Purchase Agreement as a result of such failure to close the FR Business Combination, and the Parties will remain subject to the last sentence of Section 2(c) of the Forward Purchase Agreement in connection with any future Business Combination.

2. References.  All references in the Forward Purchase Agreement to the “Agreement” shall be deemed to refer to the Forward Purchase Agreement, as amended and modified by this Letter Agreement.

3. Entire Agreement. This Letter Agreement, together with the Forward Purchase Agreement and any documents, instruments and writing that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4. No Other Amendments. This Letter Agreement shall not constitute an amendment or waiver of any provisions of the Forward Purchase Agreement not expressly referred to herein.  Except as expressly amended hereby, the Forward Purchase Agreement is and shall remain in full force and effect in accordance with the terms thereof.

5. Miscellaneous.

(a) Governing Law. This Letter Agreement and the rights and obligations of the Parties shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(b) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Letter Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Letter Agreement except in state courts of Delaware and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Letter Agreement or the subject matter hereof may not be enforced in or by such court.

(c) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Letter Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Letter Agreement shall nevertheless remain in full force and effect.

(d) Execution. This Letter Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Termination. In the event that a definitive agreement relating to the FR Business Combination is not entered into by the Company and Fast Radius on or before August 31, 2021, or if such definitive agreement is entered into but subsequently terminated prior to the closing of the FR Business Combination, this Letter Agreement shall automatically terminate and be of no further force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement to be effective as of the date first set forth above.

GOLDMAN SACHS ASSET MANAGEMENT, L.P., in its capacity as investment adviser on behalf of its clients, including the Permitted Fund Assignees

By:	/s/ Ganesh Jois
Name: Ganesh Jois
Title: Managing Director

Address for Notices: 200 West Street
New York, NY 10282
E-mail: Ganesh.Jois@gs.com

[Signature Page to Letter Agreement]

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: President and Chief Executive Officer

ENNV HOLDINGS, LLC

By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: President and Chief Executive Officer

[Signature Page to Letter Agreement]